Exhibit 99.1

Cognition Therapeutics Reports Year End 2025 Financial Results and
Provides Clinical Development Update

-Advancing zervimesine clinical development in DLB psychosis –

- Meeting with FDA Division of Psychiatry expected by mid-2026 -

- Management conference call at 8:30 a.m. ET today -

Purchase, NY – March 26, 2026 – Cognition Therapeutics, Inc. (Nasdaq: CGTX), a clinical-stage company developing product candidates that treat neurodegenerative disorders, (the “Company” or “Cognition”), today reported financial results for the fourth quarter and full year ended December 31, 2025. Management will host a live webcast conference call at 8:30 a.m. ET to review these financial results and provide an update on clinical development plans for zervimesine (CT1812) in dementia with Lewy bodies (DLB) and Alzheimer’s disease.

“Our progress in 2025 and early 2026 has culminated in a clinical development plan to advance zervimesine for the treatment of psychosis associated with DLB. This patient population has no approved options today and has demonstrated their support of zervimesine’s advancement to registrational trials,” said Lisa Ricciardi, Cognition’s president and CEO. “We received valuable feedback from regulators on both our DLB and Alzheimer’s programs. Our 545-patient ‘START’ trial in early Alzheimer’s disease has completed enrollment. Upon reviewing the results in 2027, we will determine how to advance zervimesine in Alzheimer’s disease. With our near-term focus on DLB, our next steps are centered on a meeting with the FDA Division of Psychiatry to seek alignment on our registrational plan for zervimesine for the treatment of DLB psychosis.”

Clinical and Operational Highlights:

DLB psychosis

•	Published results from Phase 2 ‘SHIMMER’ COG1201 study in DLB, which were also presented at the International Lewy Body Dementia Conference. Results show strong therapeutic responses across behavioral domains and particularly psychosis, as well as functional, cognitive, and movement domains
•	Launched expanded access program (NCT06961760) for DLB patients following philanthropic donation
•	Planned mid-year meeting with FDA Division of Psychiatry to discuss DLB psychosis and path forward
•	Appointed Dr. David Weinstein, VP of clinical development

Alzheimer’s disease

•	Completed enrollment in December 2025 in Phase 2 ‘START’ COG0203 (NCT05531656) study in mild cognitive impairment (MCI) and early Alzheimer's disease; topline results expected in 2027
•	Conducted end-of-Phase 2 meeting with FDA and aligned with Agency on development plan for zervimesine in Alzheimer's disease
•	Held scientific advice interaction with European Medicines Agency to discuss the Alzheimer’s disease program
•	Decision expected on registrational program in Alzheimer’s disease to follow results from START study

2025 Financial Results

Cash, cash equivalents, and restricted cash equivalents as of December 31, 2025 were approximately $37.0 million, and total obligated grant funds remaining from the National Institute of Aging, a division of the National Institute of Health were $35.7 million. The Company estimates that it has sufficient cash to fund operations and capital expenditures through the second quarter of 2027.

Research and development expenses were $37.2 million for the year ended December 31, 2025, compared to $41.7 million for 2024. The change in research and development expenses was driven by the completion of SHINE and SHIMMER clinical trials and associated professional fees.

Cognition Therapeutics, Inc.

www.cogrx.com

General and administrative expenses were $10.6 million for the year ended December 31, 2025, compared to $12.3 million for 2024. The change in general and administrative expenses was driven primarily by reduced stock-based compensation expenses.

The Company reported a net loss of $23.5 million, or $(0.32) per basic and diluted share for the year ended December 31, 2025, compared to a net loss of $34.0 million, or $(0.86) per basic and diluted share for 2024.

Conference Call Information

Management will host a conference call and live webcast to discuss Cognition’s financial results today at 8:30 a.m. ET. To participate in the conference call, dial (800) 445-7795 (U.S.) or (785) 424-1699 (international) and provide conference ID number CGTXQ4. The audio webcast with live Q&A will be accessible at https://viavid.webcasts.com/starthere.jsp?ei=1756394&tp_key=3ba1f3315f or via the Investor Relations section of Cognition’s website. An archive of the webcast and presentation will be available for 90 days beginning at approximately 10:30 a.m. ET on March 26, 2026.

About Cognition Therapeutics:

Cognition Therapeutics, Inc. is a clinical-stage biopharmaceutical company dedicated to helping millions of families seeking effective treatments for devastating neurodegenerative diseases through the development of novel, accessible therapies. The company has led pioneering research into the underlying mechanisms of degenerative nerve disorders. Our scientific approach builds on well-established biological pathways and translates across indications in which toxic oligomers drive disease progression, offering potential in dementia with Lewy bodies (DLB), Alzheimer’s disease, geographic atrophy, Parkinson’s, among others. The company’s lead candidate, zervimesine (CT1812), is an investigational once-daily oral therapy that has demonstrated promise in Phase 2 clinical trials in DLB and mild-to-moderate Alzheimer’s disease. Backed by nearly $200 million in National Institutes of Health and related foundation grants, Cognition Therapeutics continues to advance clinical research in its efforts to bring forth solutions that meet patients where they are and reduce caregiver burden. Learn more at cogrx.com.

About Zervimesine (CT1812)

Zervimesine (CT1812) is currently being studied in the Phase 2 START Study (NCT05531656) in patients with MCI and early Alzheimer’s disease. Phase 2 clinical studies have been completed in dementia with Lewy bodies (DLB), mild-to-moderate Alzheimer’s disease, and geographic atrophy secondary to dry AMD. Based in part on the strong efficacy signals observed in the Phase 2 SHIMMER study in DLB (NCT05225415), the company plans to advance zervimesine into a late-stage clinical trial for people with DLB psychosis. Zervimesine has been generally well tolerated in clinical studies to date.

The USAN Council has adopted zervimesine as the United States Adopted Name (USAN) for CT1812.

Cognition Therapeutics, Inc.

www.cogrx.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. All statements contained in this press release or made during the conference, other than statements of historical facts or statements that relate to present facts or current conditions, including but not limited to, statements regarding our cash runway, our product candidates, including zervimesine (CT1812), and any expected or implied benefits or results, including that initial clinical results observed with respect to zervimesine will be replicated in later trials and our clinical development plans, including statements regarding our clinical studies of zervimesine, any analyses of the results therefrom, as well as statements regarding our regulatory plans, are forward-looking statements. These statements, including statements relating to the timing and expected results of our clinical trials involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “should,” “expect,” “plan,” “aim,” “seek,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “forecast,” “potential” or “continue” or the negative of these terms or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond our control. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: competition; our ability to secure new (and retain existing) grant funding; our ability to grow and manage growth, maintain relationships with suppliers and retain our management and key employees; our ability to successfully advance our current and future product candidates through development activities, preclinical studies and clinical trials and costs related thereto; uncertainties inherent in the results of preliminary data, pre-clinical studies and earlier-stage clinical trials being predictive of the results of early or later-stage clinical trials; the timing, scope and likelihood of regulatory filings and approvals, including regulatory approval of our product candidates; changes in applicable laws or regulations; the possibility that we may be adversely affected by other economic, business or competitive factors, including ongoing economic uncertainty; our estimates of expenses and profitability; the evolution of the markets in which we compete; our ability to implement our strategic initiatives and continue to innovate our existing products; our ability to defend our intellectual property; the impacts of ongoing global and regional conflicts on our business, supply chain and labor force; our ability to maintain the listing of our common stock on the Nasdaq Capital Market; and the risks and uncertainties described more fully in the “Risk Factors” section of our annual and quarterly reports filed with the Securities & Exchange Commission and are available at www.sec.gov. These risks are not exhaustive and we face both known and unknown risks. You should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in a dynamic industry and economy. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties that we may face. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Cognition Therapeutics, Inc.

www.cogrx.com

Cognition Therapeutics, Inc.

Unaudited Selected Financial Data

(in thousands, except share and per share data amounts)	For the Year Ended December 31,
Consolidated Statements of Operations Data:	2025	2024
Operating Expenses:
Research and development	$37,187	$41,676
General and administrative	10,612	12,290
Total operating expenses	47,799	53,966
Loss from operations	(47,799)	(53,966)
Other income (expense):
Grant income	23,406	19,549
Other income, net	919	666
Interest expense	(13)	(25)
Loss on currency translation from liquidation of subsidiary	—	(195)
Total other income, net	24,312	19,995
Net loss	$(23,487)	$(33,971)
Foreign currency translation adjustment, including reclassifications	—	195
Total comprehensive loss	$(23,487)	$(33,776)
Net loss per share:
Basic	$(0.32)	$(0.86)
Diluted	$(0.32)	$(0.86)
Weighted-average common shares outstanding:
Basic	72,766,983	39,730,148
Diluted	72,766,983	39,730,148

	As of
(in thousands)	December 31, 2025	December 31, 2024
Consolidated Balance Sheet Data:
Cash, cash equivalents, and restricted cash equivalents	$37,000	$25,009
Total assets	48,390	30,234
Total liabilities	14,119	11,484
Accumulated deficit	(198,647)	(175,160)
Total stockholders’ equity	34,271	18,750

Contact Information: Cognition Therapeutics, Inc. info@cogrx.com	Mike Moyer (investors) LifeSci Advisors mmoyer@lifesciadvisors.com

Cognition Therapeutics, Inc.

www.cogrx.com